Exhibit 5.1

2049 Century Park East

Los Angeles, CA 90067	Facsimile: +1 310 552 5900

United States

+1 310 552 4200

www.kirkland.com

May 19, 2023

Floor & Decor Holdings, Inc. 2500 Windy Ridge Parkway SE Atlanta, GA 30339

Re:	Floor & Decor Holdings, Inc. Registration Statement on Form S-8

We are issuing this opinion in our capacity as special counsel to Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), and the rules and regulations thereunder, relating to the registration of 4,200,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that may be issued by the Company pursuant to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan, as approved by the Company’s stockholders on April 13, 2017, filed as Exhibit 4.3 to the Registration Statement, as amended by Amendment No. 1, as approved by the Company’s stockholders on May 10, 2023 (as amended, the “Plan”). The Shares are to be issued by the Company upon grant, vesting or exercise of certain stock-based awards (the “Awards”) granted and to be granted pursuant to the Plan.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Amended & Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement; (ii) the Second Amended and Restated Bylaws of the Company, filed as Exhibit 4.2 to the Registration Statement; (iii) minutes and records of the corporate proceedings of the Company, including certain resolutions of the Board of Directors of the Company and Compensation Committee of the Board of Directors of the Company relating to the authorization and issuance of the Awards and the Shares; (iv) the Plan; and (v) the Registration Statement, together with the other exhibits filed as a part thereof.

Austin Bay Area Beijing Boston Brussels Chicago Dallas Hong Kong Houston London Munich New York Paris Salt Lake City Shanghai Washington, D.C.

Floor & Decor Holdings, Inc.

May 19, 2023

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares when and to the extent issued in accordance with the terms of the Awards and the Plan, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended & Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Shares by at least the number of Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Floor & Decor Holdings, Inc.

May 19, 2023

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP